Exhibit 99.1

MINDEN BANCORP, INC.
415 MAIN * P. O. Box 797
MINDEN, LOUISIANA 71058-0797
_________________________________
318-377-0523 TELEPHONE
3118-377-0038 FAX
www.mblminden.com

PRESS RELEASE

For Release: Immediately	For Further Information: A. David Evans, President/CEO 318-377-0523 E-mail: mbldavid@shreve.net Or Becky T. Harrell, Treasurer/CFO 318-377-0523 E-mail: mblbecky@shreve.net

MINDEN BANCORP, INC. ANNOUNCES DECLARATION OF A CASH DIVIDEND
FOR THE FIRST QUARTER ENDING MARCH 31, 2005

Minden, LA. - April 13, 2005 - Minden Bancorp, Inc. (NASDAQ OTC BB: MDNB) announced today that its Board of Directors at their meeting on April 12, 2005, declared its ninth cash dividend of $.08 per share on the common stock of the Company payable on May 10, 2005, to the stockholders of record at the close of business on April 26, 2005.

The Company is a holding company which owns all the capital stock of Minden Building and Loan Association, a Louisiana-chartered building and loan association headquartered in Minden, Louisiana. At December 31, 2004, the Company had total assets of $107.2 million, total liabilities of $88.8 million, and total stockholders’ equity of $18.4 million.